Global Capacity Announces Board of Directors Changes
New Appointments Complete the Planned
Transition to Independent Directors

Chicago (May 2, 2008) - Global Capacity (parent: Capital Growth Systems, Inc. (OTCBB: CGSY)), the world’s first telecommunications logistics company, today announced the restructuring of its Board of Directors to create a strong independent group that supports the next stage of the Company’s growth strategy, including future plans to pursue listings on major stock exchanges. The new Board will be comprised of nine directors, six of whom will be independent.

Robert Pollan, Chief Operating Officer of Global Capacity, has joined the Board and will serve as Chairman. Patrick Shutt, Chief Executive Officer of Global Capacity, and George King, President of Global Capacity, will continue in their executive roles and remain on the Board as director and Vice Chairman, respectively. Pollan, Shutt, and King will be joined on the Board by six new, independent directors: Brian Coderre; Jeremy Cooke; R. Patrick Hanlin; Chris Hoyle; Martin Katz; and Richard Worthy. Pollan will step down from his role as Chief Operating Officer to assume his responsibilities as Chairman of the Board. Jack Lodge, currently General Manager of the Optimization Solutions line of business, will replace Pollan as Chief Operating Officer.

As Chairman of the Board, Robert Pollan will guide the Company’s strategic activity. He brings a breadth of business experience as a senior board member and operating executive in both technology and non-technology enterprises. Before joining Global Capacity, Pollan served in key operational and executive roles at both Universal Access and Mobility Technologies. Prior to that, he served as one of four initial managing directors of Internet Capital Group, a publicly traded B2B holding company, eventually becoming the founding Chairman of ICG Commerce, a leading online procurement services provider. He subsequently led a turnaround effort as Chairman of the Board of Energy Solutions International, a world leader in pipeline management software for the oil and gas industry. Pollan launched his career with General Electric Corporation, completing a multi-year management development program focused on industrial automation businesses that prepared him to serve at various GE Capital Corporation subsidiaries as CEO, CTO and vice president of business development. Pollan earned a master's degree in business administration with distinction from Harvard Business School. Prior to Harvard, he graduated from University of Pennsylvania's Management and Technology Program (the Wharton and Moore schools) with concurrent Bachelor of Science degrees in Electrical Engineering and Economics.

The six new independent directors constitute a diverse and accomplished team that brings a wealth of industry experience as well as direct familiarity with various aspects of Global Capacity’s telecom logistics business model dating to 2000 (Coderre, Cooke and Hoyle) and 2005 (Katz). The new Board collectively has extensive public company management experience on both the NASDAQ and the London Stock Exchange. The Board of Directors and senior management team are geographically dispersed in the United Sates and Europe, reflecting the Company’s global focus.

“We are pleased to announce these changes, which represent an important milestone in the Company’s long-term growth strategy” said Patrick Shutt, Chief Executive Officer for Global Capacity. “This group of independent directors brings a wealth of experience and expertise to our Board, and we are confident they will play a leading role in helping us achieve our future objectives.”

Current directors Lee Wiskowski, Dave Beamish and Phil Kenny have tendered their resignations, effective May 2, 2008, to enable the completion of this transition. Wiskowski, Beamish and Kenny have provided valuable and lengthy service as directors of the Company, and their departures complete the gradual restructuring of the Board in support of the Company’s long term objective of listing on certain exchanges. They, along with former directors Bob Geras and Doug Stukel, were instrumental in overseeing the creation of Global Capacity, and have been supportive of the Company’s long term direction and objectives. The entire Company expresses its extreme gratitude for their many years of service, and wishes them continued success.

Below are brief profiles of the new independent directors:

Brian Coderre (Chicago, IL USA)

Brian Coderre is presently the Senior Vice President & Controller of Information Resources, Inc., a $700 million provider of market research data and technology products. In this role, Coderre has responsibility for eight subsidiaries in the United States and Europe. Coderre has managed a variety of financial functions and capital market transactions since he joined Information Resources in 2005. From 2000 to 2005, he held several operating roles with Universal Access, Inc. including Chief Financial Officer, beginning in 2003. Prior to Universal Access, Coderre was the director of revenue assurance at Aerial Communications, Inc. and a manager and senior consultant at Arthur Andersen, LLP from 1988 to 1996. Coderre earned a Masters of Management degree from Northwestern University and a B.A. from Illinois Wesleyan University. Coderre is a Certified Public Accountant.

Jeremy Cooke (London, UK)

Jeremy Cooke is the non-executive director of Splicecom, a London-based privately held communications company whose product combines voice, video, IP TV and web enabled IT applications within a single system. Cooke was co-founder of SDX Business Systems Ltd in 1991, leading a management buy-out of a telephone systems division consisting of 58 people with annual revenues approaching £8 million. In seven years under his guidance, SDX grew revenues to £60 million, increasing market share to achieve the No 2 position in their market. In his tenure, sixteen new international territories were opened, and four strategic acquisitions were made. In December 1996, the Company achieved listing on the London Stock Exchange. In 1998, SDX was sold to Lucent Technologies for $207 million. From 2000 to 2003 Cooke served as a non-executive director of Magenta netLogic, Ltd., one of the companies which ultimately formed the core of Global Capacity via acquisition in 2006. Cooke holds a Bachelor of Science degree in Applied Physics and Electronics from the University of Wales, a Masters of Science in Computing and Information Systems from the University of Ulster, and a Masters of Business Administration from The Open University.

R. Patrick Hanlin (Portland, OR USA)

Patrick Hanlin was the founder and CEO of LiveBridge, Inc., a $120 million, 4,000 employee-worldwide contact center company built over an 18 year period. In 2005, LiveBridge was sold to Affiliated Computer Services, Inc. (ACS). At LiveBridge, Hanlin managed the strategic growth of the company in both domestic and international markets. He currently serves on several Advisory Boards and is an investor in various technology companies and real estate projects. Prior to founding LiveBridge, Hanlin worked at Anderson Consulting, specializing in the fields of energy and customer interaction systems support. He received his B.A. (Phi Beta Kappa) from the University of Oregon.

Chris Hoyle (London, UK)

Chris Hoyle is internationally recognized for his expertise in IT and telecom law and he has practiced law in the City of London for over 20 years, having been a partner in several City of London law firms (including KPMG UK’s law firm, KLegal) and prior to that having been employed as an in-house lawyer at IBM (UK). He has extensive experience advising carriers, users and suppliers of IT and telecom services and vast experience of major IT outsourcing and telecom managed services agreements not only in the UK but also in Asia, Africa and the Middle East. Hoyle has undertaken advisory work for governments on telecom sector reform and regulatory matters and he has also advised on joint ventures for provision of IT and telecoms services. He has advised the UK Government on a number of IT and telecom contracts including drafting the OGC recommended model terms for UK public sector procurement of Next Generation Networks.

Currently Hoyle is the commercial director of the UK’s “e-Borders” program, a major program to create a joined up, modernized, intelligence-led border control and security framework for the UK. He is also a non-executive director of Norsat International Inc, a publicly listed Canadian satellite terminal and microwave manufacturer. Hoyle holds a Bachelor of Laws degree from Canterbury University, a Master of Laws degree from Cambridge University and a Diploma in Intellectual Property Law from the University of London.

Martin Katz, CPA (New York, NY USA)

Martin Katz, a senior financial executive with an extensive background in business and financial management, has served as principal/director for various consulting enterprises. Since 1985, Katz has served as Chief Financial Officer of four public companies (one in an interim capacity) ranging in size from $25 to $200 million. While serving as CFO, Katz managed the integration of a $900 million acquisition of a cellular service provider for Price Communications. In addition to being responsible for all SEC filings and investor relations for certain of his prior public company employers, Katz has served as a consultant and assisted early stage companies in the “IPO” process, including financial statement preparation, SEC registration statements and reports required to complete initial registrations, reverse mergers, recurring SEC reporting requirements, and Sarbanes-Oxley compliance and planning. Previously, while serving as a member of senior management of The Walter Reade Organization, Katz assisted in bringing the company out of bankruptcy and building operations that increased shareholder value by 400% over a five year period. Katz holds a Bachelor of Science degree in accounting from State University of New York at Buffalo and a Master of Business Administration degree from New York University Stern Business School.

Richard Worthy (Philadelphia, PA USA)

Richard Worthy is currently Chairman & Chief Executive Officer of US Electrical Services, Inc. Worthy founded US Electrical Services in 2006 by raising $200 million of equity capital from a number of private investors, including MSD Capital. He subsequently grew the company, making 10 acquisitions, before selling the company to a private investor. In 1998, Worthy launched the US operations of Sonepar, ultimately growing revenues from zero to $2 billion annually. As president & CEO of Sonepar North America, Worthy led the company through 29 acquisitions and the restructuring of the Canadian operations, growing the company to 250 warehouse locations and 5,000 employees throughout Canada, the US and Mexico. Previously, Worthy served as president & CEO of GE Capital TIP Europe. There he ran GE’s over the road commercial vehicle and trailer business based in Amsterdam, Holland. Worthy held numerous other progressive managerial and executive positions in GE’s locomotive, switchgear, PLC and electrical distribution divisions throughout his 10 years with the company. Earlier in his career, he held positions at Fidelity Investments and Rothschilds. Worthy holds a Bachelor of Science degree from the University of Massachusetts Salem and a Master of Business Administration degree from the University of North Carolina Chapel Hill.

About Global Capacity

Global Capacity (OTC: CGSY.OB) is a telecom logistics company providing a fully integrated supply chain management system that streamlines and accelerates the process of designing, building and managing customized communications networks. It offers a comprehensive suite of services to enterprises, systems integrators and carrier customers worldwide. Global Capacity has operational centers in Waltham, MA; Manchester, England and Houston, TX; with offices in Chicago, IL; New York, NY; Minneapolis, MN; Austin, TX and Lisbon, Portugal. For more information, please visit www.globalcapacity.com or contact 866.226.4244.

Forward-Looking Statements

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements.

Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends and uncertainties such as the Company's inability to accurately forecast its operating results; uncertainty as to the volume of business or level of profitability of network optimization contracts; the Company's potential ability to achieve profitability or generate positive cash flow; the availability of financing; the risks associated with procuring a listing of its securities on one or more public stock markets; and other risks associated with the Company's business. For further information on factors which could impact the Company and its subsidiaries, and the statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission, including annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events

Contacts:

Customers, Partners:
Jack Lodge
Chief Operating Officer
+1 781-902-5196
jlodge@globalcapacity.com

Media, Analysts:
Patrick Van de Wille
FD-Ashton Partners
+1 312-553-6704
patrick.vandewille@fdashtonpartners.com

Investors:
Jeff Salzwedel
Salzwedel Financial Communications, Inc.
+1 503-722-7300
jeff@sfcinc.com